                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                15% SENIOR PAY-IN-KIND NOTES DUE 2010, SERIES A
                                IN EXCHANGE FOR
                15% SENIOR PAY-IN-KIND NOTES DUE 2010, SERIES B
                                       OF
                               ATRIUM CORPORATION

    This form, or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of Atrium Corporation, a Delaware corporation, formerly known as D and W Holdings, Inc. (the "Company"), and, in connection therewith, who wishes to tender 15% Senior Pay-In-Kind Notes due 2010, Series A (the "Outstanding Notes"), to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery
Procedures" of the Company's Prospectus, dated               , 2001 (the
"Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       ,
2001, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:

             BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER:

                      State Street Bank and Trust Company
                            Corporate Trust Division
                                  P.O. Box 778
                             Boston, MA 02102-0778
                               Attn: Ralph Torres

                                 BY FACSIMILE:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (617) 662-1452

                             CONFIRM BY TELEPHONE:
                                 (617) 662-1548

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE BOX ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

    This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

           PLEASE PRINT NAME(S) AND ADDRESS(ES) AND OTHER INFORMATION

Name(s):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Capacity:
________________________________________________________________________________
________________________________________________________________________________

Address(es):
________________________________________________________________________________
________________________________________________________________________________

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

    1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

    2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes, the signature must correspond with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

       If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

       If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

    3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

LADIES AND GENTLEMEN:

    The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "Guaranteed Delivery Procedures."

------------------------------------------------------------

                            Name(s) of Registered Holder(s):
                                      (PLEASE PRINT OR TYPE)

Signature(s):
Address(es):
Area Code(s) and Telephone Number(s):
Account Number:
Date:
------------------------------------------------------------

-------------------------------------------

                               CERTIFICATE NO(S).
                                 (IF AVAILABLE)

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________
-------------------------------------------
-------------------------------------------

                              PRINCIPAL AMOUNT OF
                          OUTSTANDING NOTES TENDERED*

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

  ----------------------------------------------

*   Must be integral multiples of $1,000 principal amount at maturity.

                                  GUARANTEES:
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Outstanding Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures" and in the Letter of Transmittal and any other documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

-------------------------------------------

  Name of Firm: ______________________________________________________________

  Address: ___________________________________________________________________
                                   (Include Zip Code)

  Title: _____________________________________________________________________
                                (Please Type or Print)

-------------------------------------------
-------------------------------------------

  ____________________________________________________________________________
                              AUTHORIZED SIGNATURE

  Name: ______________________________________________________________________

  Area Code and Tel. Number __________________________________________________

  Date: ______, 200______

------------------------------------------

    DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.